EXHIBIT 4(d)

                    Form of 6-1/2% Note due February 1, 2006

                                    SPECIMEN

THIS NOTE MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY SELECTED OR APPROVED BY THE COMPANY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                                            $100,000,000.00

                              WHITMAN CORPORATION
                        6-1/2% Note due February 1, 2006

                                                              CUSIP: 96647 KAB 8


     WHITMAN CORPORATION, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

                                   CEDE & CO.

or registered assigns, the principal sum of

                         *ONE HUNDRED MILLION DOLLARS*

on February 1, 2006, and to pay interest on such principal sum at the rate of six and one-half per centum (6-1/2%) per annum.

     The Company will pay interest from the later of February 3, 1994 or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on the Interest Payment Dates (February 1 and August 1, beginning August 1, 1994) and on February 1, 2006, or until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on the Record Date for such Interest Payment Date, which, except in the case of interest payable at Maturity (as defined in the Indenture), shall be the fifteenth day (whether or not a Business Day) of the month preceding the month in which such Interest Payment Date occurs and, in the case of interest payable at Maturity, shall be the date such that interest payable at Maturity is paid to the same Person to whom principal on this
Note is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a subsequent record date fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders not less than 15 days prior to such subsequent record date. Payment of the principal of this Note and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such Person's address appearing in the Security Register. Payment of the principal of this Note and the interest thereon payable at Maturity will be made in immediately available funds provided that this Note is presented at such office or agency in time for the Trustee (or a duly authorized paying agent) to make payment in such funds in accordance with its normal procedures. Additional provisions of this Note are set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                   WHITMAN CORPORATION

Dated:   February 3, 1994          By:
                                       ------------------------------------
                                       Chairman and Chief Executive Officer


This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO,
as Trustee
                                   Attest:
                                           -------------------------------
                                            Secretary
By:
    ---------------------------------
    Authorized Signature



                              WHITMAN CORPORATION
                        6-1/2% Note due February 1, 2006

     This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular series, issued and to be issued under and pursuant to an Indenture dated as of January 15, 1993 (herein called the "Indenture"), duly executed and delivered by the Company to The First National Bank of Chicago, as Trustee (the "Trustee"), and is one of a series limited in aggregate principal amount to $100,000,000 and designated as 6-1/2% Notes due February 1, 2006 (herein called the "6-1/2% Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the 6-1/2% Notes).

     The 6-1/2% Notes are not redeemable prior to their Stated Maturity and are not subject to any sinking fund.

     If an Event of Default shall have occurred and be continuing with respect to the Securities of any series, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, may declare the entire principal of (and premium, if any, on) all of the Securities of such series then Outstanding and the interest accrued thereon to be due and payable immediately in the manner and with the effect provided in the Indenture. Prior to a declaration of acceleration of the Maturity of any Securities of any series, the Holders of not less than a majority in aggregate principal amount of the Securities of such series then Outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing may on behalf of the Holders of all of the Securities of such series waive any past default or breach or Event of Default and its consequences, except a default or breach or Event of Default in the payment of principal of (or premium, if any) or interest on any Security of such series. Upon any such waiver, such default or breach shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured with the effect provided in the Indenture but no such waiver shall extend to any subsequent or other default or breach or Event of Default or impair any right consequent thereon.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding of all series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities and no amendment or modification may, among other things, extend the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon without the consent of the Holder of each Security so affected or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of the Holders of all Securities of each affected series.

     Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, transfer of this Note is registrable on the Security Register, upon due presentment for registration of transfer of this Note at the office or agency of the Company in Chicago, Illinois, or such other offices or agencies as the Company may designate, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of authorized denominations, of the same series and of like aggregate principal amount at Stated Maturity. The 6-1/2% Notes are issuable only as fully registered Securities in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Securities of the same terms as this Note and of authorized denominations.

     No service charge will be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in relation thereto.

     All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.


                                ASSIGNMENT FORM

                  To assign this Note, fill in the form below:
I or we assign and transfer this Note to


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               Insert assignee's soc. sec. or tax I.D. no.


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          (Print or type assignee's name, address and zip code)

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 and irrevocably appoint
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agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.


Dated:
      --------------------------         ----------------------------------

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     NOTICE:  The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock Exchange.